EXHIBIT 11.7

                           WALKER WINGSAIL SYSTEMS plc

                             PROFIT AND LOSS ACCOUNT
                   For the ten months ended 31st January 1997

                                                              [Pound Sign '000]
                                                              -----------------

Turnover (Note 1)                                                     275
Change in stocks of finished goods and work in progress                95
Own work capitalised                                                  313
Other operating income                                                  1
External charges                                                     (654)
Staff costs                                                          (552)
Depreciation and other amounts written off
 tangible and intangible fixed assets                                (201)
                                                                    -----
Operating loss                                                       (723)
Other interest receivable and similar income                            3
Interest payable and similar charges                                   (6)
Proof on sale of fixed assets                                           2
                                                                    -----
Loss on ordinary activities before taxation                          (724)

Tax on ordinary activities before taxation                              -

Loss for the financial year                                          (724)

Profit and loss account brought forward                            (5,735)
                                                                    -----

Profit and loss account carried forward                            (6,459)
                                                                    -----

Note 1. Turnover represents the value invoiced on contracted boats to the extend of costs incurred. Monies received under these contracts in excess of work in progress is shown as deferred income in creditors on the balance sheet. Such monies are non-refundable.


                                BALANCE SHEET
                           As at 31st January 1997

                                            [Pound Sign '000]  [Pound Sign '000]
                                            -----------------  -----------------

FIXED ASSETS
Intangible assets                                 2,340
Tangible assets                                   1,532
                                                  -----
                                                                     3,872
CURRENT ASSETS
Stocks                                              176
Debtors                                              30
Amount due from Walker Wingsail America Inc
 (falling due after one year)                       511
Cash at bank and in hand                            192
                                                  -----
                                                    909
                                                  -----
CREDITORS: amounts falling due with in
 one year
Bank loan                                            14
Obligations under finance leases and hire
 purchase contracts                                  13
Payments received on account of contracted
 boats (Note 1)                                     338
Trade creditors                                     112
Taxation and social security                         17
Accruals and deferred income                        173
                                                  -----
                                                    667
                                                  -----
Net current assets                                                     242
                                                                    ------
Total assets less current liabilities                                4,114
CREDITORS: Amounts falling due after more than one year
Bank loan                                                              (84)
                                                                    ------
                                                                     4,030
                                                                    ------
CAPITAL AND RESERVES
Called up share capital                                              6,369
Share premium account                                                4,120
Profit and loss account                                             (6,459)
                                                                    ------

Total equity shareholders' funds                                     4,030

Note 1. This represents amounts invoiced and received on contracted boats in excess of WIP value. At 31st January 1997 the company had signed construction contracts for ten boats with an approximate sales contract value of [Pound Sign]2.75 million.


                             CASH FLOW STATEMENT
                For the ten months ended 31st January 1997

                                            [Pound Sign '000]   [Pound Sign '000]
                                            -----------------   -----------------

Operating loss                                     (723)
Amortization of intangible assets                    11
Depreciation of tangible fixed assets               190
Increase in stocks                                  (95)
Decrease in debtors                                 190
Decrease in creditors                               (15)
                                                   ----
Net cash outflow from operating activities                            (578)

Returns on investments and servicing of
 finance
Interest received                                     3
Interest paid                                        (6)
                                                   ----

New cash outflow from returns on investments
 and servicing of finance                                               (3)

Capital expenditure
Purchase of licences and patents                    (11)
Purchase of tangible fixed assets                  (117)
Receipts from sales of fixed assets                  22
Own work capitalized                               (313)
                                                   ----
                                                                      (419)
                                                                     -----
Net cash outflow before financing                                   (1,000)

Financing
Issue of ordinary shares                            395
New finance leases in year                           15
Repayment of capital under finance leases            (2)
New bank loans                                      100
Repayment of amounts borrowed                         (2)
                                                   ----

Net cash inflow from financing                                       1,006
                                                                     -----

Increase in cash                                                         6
                                                                     -----


5th April 1997

                                      NEWLAND MALLET GARNER WOODBURY
                                      Chartered Accountants
The Board of Directors                Crown House
Walker Wingsail Systems plc           37/41 Prince Street
Devonport Royal Dockyard              Bristol
Plymouth                              BS1 4PS
Devon                                 Telephone   0117 927 7702
PL1 4SG                               Facsimile   0117 922 5191
                                      E Mail      nmgw@threewaco.uk

Dear Sirs

We have reviewed without carrying out an audit, the management accounts for the ten months period ended 31st January 1997 which are set out as above. We confirm that these accounts have been prepared on a consistent basis to, and with the same accounting policies as, the audited financial statements of the company.

Yours faithfully

Newland Mallet Garner Woodbury & Co
                                    Partners
                                    Oliver Newland Nigel Mallet Stephen Garner